UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 9, 2019

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469.549.2000
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Mr. Cooper Group Inc. (the “Company”) has announced that Jay Bray, Chairman and Chief Executive Officer, and Chris Marshall, Vice Chairman and Chief Financial Officer, will present at the 2019 Barclays Global Financial Services Conference at 2:45 P.M. Eastern Time on Tuesday, September 10, 2019, in New York, New York. The Company intends to use the presentation furnished as Exhibit 99.1 to this Form 8-K at the conference and other investor meetings. The presentation discloses, among other things, that (i) during July and August 2019, Originations funded $7.7 billion in volumes, with Originations pretax margins greater than 1.0%, (ii) Servicing CPR averaged 17% during July and August 2019, (iii) Assurant Mortgage Solutions passed the break-even point in July 2019, (iv) the Company has notified the trustee of its intention to call $100 million of its 6.500% senior notes due 2021 for settlement in October 2019, and (v) the Company’s tangible net worth ratio, which is measured at the Company’s operating subsidiary, Nationstar Mortgage LLC (“Nationstar”), was 12.5% as of June 30, 2019.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Mr. Cooper Group Inc. Investor Update, dated September 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: September 9, 2019	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Vice Chairman & Chief Financial Officer